Exhibit 99.4

JD HOLDINGS, INC.

FINANCIAL STATEMENTS

For The Periods Ended September 30, 2007 and 2006 (Unaudited) and

For The Years Ended December 31, 2006 and 2005

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder

JD Holdings, Inc.

We have audited the accompanying balance sheets of JD Holdings, Inc. as of December 31, 2006 and 2005 and the related statements of income, stockholder’s equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JD Holdings, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KMJ | Corbin & Company LLP

Irvine, California
June 28, 2007

JD HOLDINGS, INC.

BALANCE SHEETS

	September 30, 2007	September 30, 2006	December 31, 2006	December 31, 2005
	(Unaudited)

ASSETS

Current assets:
Cash	$106,281	$36,195	$39,111	$—
Accounts receivable from related parties	2,000	257,129	386,997	368,586
Total current assets	108,281	293,324	426,108	368,586

Property and equipment, net	—	45,529	42,135	44,909

Total assets	$108,281	$338,853	$468,243	$413,495

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Current liabilities:
Due to related party	$59,670	$—	$114,405	$35,037
Accrued compensation and related liabilities	302,056	—	—	—
Bank overdraft	—	—	—	12,878
Income taxes payable	79,850	—	—	—
Total current liabilities	441,576	—	114,405	47,915

Deferred revenue from related party	160,000	208,000	196,000	244,000
Total liabilities	601,576	208,000	310,405	291,915

Stockholder’s equity (deficit):
Common stock, no par value; 100,000 shares authorized; 1,000 shares issued and outstanding at September 30, 2007 (unaudited) and December 31, 2006	—	—	—	—
Receivable from stockholder	(714,407)	—	—	—
Retained earnings	221,112	130,853	157,838	121,580
Total stockholder’s equity (deficit)	(493,295)	130,853	157,838	121,580

Total liabilities and stockholder’s equity (deficit)	$108,281	$338,853	$468,243	$413,495

The accompanying notes are an integral part of these financial statements

JD HOLDINGS, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended		Nine months Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,	December 31,	December 31,
	2007	2006	2007	2006	2006	2005
	(Unaudited)		(Unaudited )

Revenues from related party:
Royalties	$466,352	$389,530	$1,395,815	$897,952	$1,274,411	$1,128,061
Other	12,000	12,000	36,000	36,000	48,000	48,000

Total revenues from related party	478,352	401,530	1,431,815	933,952	1,322,411	1,176,061

Operating expenses:
General and administrative	375,139	71,094	1,141,539	180,456	249,928	147,453
Marketing	35,077	31,783	103,378	87,420	115,745	31,808
Depreciation	—	4,920	2,860	7,380	10,774	3,663

Total operating expenses	410,216	107,797	1,247,777	275,256	376,447	182,924

Operating income	68,136	293,733	184,038	658,696	945,964	993,137

Interest expense	1,356	324	1,638	1,430	1,430	859

Income before provision for income taxes	66,780	293,409	182,400	657,266	944,534	992,278

Provision for income taxes	15,850	—	79,850	109	2,609	800

Net income	$50,930	$293,409	$102,550	$657,157	$941,925	$991,478

The accompanying notes are an integral part of these financial statements

JD HOLDINGS, INC.

STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

				Retained
	Common Stock		Receivable	Earnings/	Total
	Number of		From	Member’s	Stockholder’s
	Shares	Amount	Stockholder	Equity	Equity

Member’s equity - December 31, 2004	—	$—	$—	$(114,067)	$(114,067)

Net income	—	—	—	991,478	991,478
Distributions	—	—	—	(755,831)	(755,831)

Member’s equity - December 31, 2005	—	—	—	121,580	121,580

Net income	—	—	—	941,925	941,925
Distributions	—	—	—	(905,667)	(905,667)
Issuance of common stock in conversion from LLC to corporation	1,000	—	—	—	—

Stockholder’s equity - December 31, 2006	1,000	—	—	157,838	157,838

Net income (unaudited)	—	—	—	102,550	102,550
Receivable from stockholder (unaudited)	—	—	(1,286,521)	—	(1,286,521)
Receivable offset against accrued compensation (unaudited)	—	—	572,114	—	572,114
Dividends (unaudited)	—	—	—	(39,274)	(39,274)

Stockholder’s deficit - September 30, 2007 (unaudited)	1,000	$—	$(714,407)	$221,112	$(493,295)

The accompanying notes are an integral part of these financial statements

JD HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended		Year Ended
	September 30,	September 30,	December 31,	December 31,
	2007	2006	2006	2005
	(Unaudited)

Cash flows from operating activities:
Net income	$102,550	$657,157	$941,925	$991,478
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,860	7,380	10,774	3,663
Amortization of deferred revenues	(36,000)	(36,000)	(48,000)	(48,000)
Changes in operating assets and liabilities:
Accounts receivable from related parties	384,996	111,457	(18,411)	(193,560)
Royalty payable due to related party	32,114	—	—	—
Accrued compensation and related liabilities	874,170	—	—	—
Income taxes payable	79,850	—	—	—

Net cash provided by operating activities	1,440,540	739,994	886,288	753,581

Cash flows from investing activities: Purchases of property and equipment	—	(8,000)	(8,000)	(43,235)
Loans to stockholder	(1,286,521)	—	—	—

Net cash used in investing activities	(1,286,521)	(8,000)	(8,000)	(43,235)

Cash flows from financing activities:
Bank overdraft	—	(12,878)	(12,878)	12,878
Advances from (repayments to) related party, net	(86,849)	(35,037)	79,368	16,459
Distributions to member	—	(647,884)	(905,667)	(755,831)

Net cash used in financing activities	(86,849)	(695,799)	(839,177)	(726,494)

Net change in cash	67,170	36,195	39,111	(16,148)

Cash, beginning of period	39,111	—	—	16,148

Cash, end of period	$106,281	$36,195	$39,111	$—

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,638	$1,430	$1,430	$859
Supplemental disclosure of non cash investing activities:
Property and equipment distributed to stockholder	$39,274	$	$	$—
Receivable from stockholder offset against accrued compensation	$572,114	$	$	$—

The accompanying notes are an integral part of these financial statements

JD HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESSS

JD Design, LLC was organized on October 12, 2000 as “The 315 LLC,” a real estate holding limited liability company.  On January 16, 2001, The 315 LLC filed a certificate of amendment changing its company name to “JD Design, LLC” (“JD Design”).  On April 28, 2005, JD Design filed a statement of information to amend the type of business to fashion and apparel design.

On December 18, 2006, JD Design was reorganized to JD Holdings, Inc. through the issuance of 1,000 shares of common stock at no par value to the sole member of JD Design (JD Design and JD Holdings, Inc. are referred to hereafter as the “Company”).  As the reorganization did not result in any ownership changes, the accompanying financial statements do not reflect any adjustment as a result of the reorganization.

The Company has limited operating activity and is the owner of all rights, title to and interest in the Joe’s®, Joe’s Jeans™ and related “JD” logos and marks (collectively referred to as the “Joe’s Brand”).  The Company receives royalty fees from Joe’s Jeans, Inc. (“Joe’s Jeans”), its only customer, in connection with its license agreement (see Note 5) pursuant to which Joe’s Jeans makes, uses, sells and distributes apparel products that bear the Joe’s Brand.  The sole stockholder is an officer of one of Joe’s Jeans subsidiaries.

On February 6, 2007, the Company entered into a merger agreement with Joe’s Jeans.  On June 25, 2007, the Company amended its merger agreement with Joe’s Jeans to provide for an earn-out as additional contingent consideration for a period of 120 months following the closing date based on certain percentages of annual gross profit above $11,250,000, as defined in the amended agreement.  On October 11, 2007, the shareholders of both entities approved the agreement to exchange the right to Joe’s Brand for 14,000,000 shares of Joe’s Jeans’ common stock, $300,000 in cash and an employment agreement with the sole stockholder of the Company.  Upon approval of the merger, the license agreement including the Collateral Protection Agreement (see Note 9) terminated and Joe’s Jeans owns all rights, title to and interest in Joe’s Brand.  The merger closed on October 25, 2007.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements as of and for the three and nine-month periods ended September 30, 2007 and 2006 are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of the Company’s management, are necessary to present fairly the financial position of the Company as of September 30, 2007 and 2006, and the results of its operations and cash flows for the nine-month periods ended September 30, 2007 and 2006. The results of operations for the three and nine-months ended September 30, 2007 are not necessarily indicative of the results to be expected for the full year or any future interim periods.

Restatement of 2007 Unaudited Financial Statements

The accompanying unaudited financial statements for the three-month period ended September 30, 2007 exclude an adjustment of $32,096 to marketing expense for royalties due to Joe’s Jeans under the license agreement (see Note 8) for the six months ended June 30, 2007 that was discovered during the three months ended September 30, 2007. Such adjustment has been properly reflected in the marketing expense total for the nine-month period ended September 30, 2007.

Basis of Accounting

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, the collectibility of accounts receivable. Actual results may differ from these estimates under different assumptions or conditions.

Concentration of Credit Risk

Cash

The Company maintains its cash accounts in a financial institution.  The total cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000.  As of September 30, 2007 (unaudited), the Company had approximately $6,000 in excess of the insured limit.

Accounts Receivable and Sales

The Company has entered into an exclusive license agreement with Joe’s Jeans for the use, market and distribution of Joe’s Brand (see Note 8). The Company regularly monitors its customer collections and payments and maintains a provision for estimated losses based upon the Company’s historical experience and any specific customer collection issues that have been identified.  Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. All revenues and receivables for the periods presented are from Joe’s Jeans, except for a $2,000 non-interest bearing receivable from a related party as of September 30, 2007 (unaudited).

Property and Equipment

Property and equipment are stated at cost and are being depreciated using the straight-line method over five years.

Additions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred. The cost and accumulated depreciation of property sold or otherwise retired during the period are removed and gains or losses, if any, are reflected in the results of operations for the period.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company’s management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows.  The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.  During the nine-month period ended September 30, 2007, the Company distributed all of its property and equipment to its sole stockholder. As such, there is no impairment of long-lived assets as of September 30, 2007.

Revenue Recognition

Royalty revenue is recognized upon shipment of Joe’s Brand products by Joe’s Jeans as set forth under the terms and conditions of the related licensing agreement (see Note 8).

Income Taxes

The Company determines its income taxes under the asset and liability method in accordance with the SFAS No. 109, Accounting for Income Taxes.  Under the asset and liability approach, deferred income tax assets and liabilities are calculated based upon the future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability.  Those not related to an asset or liability, are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2006 and 2005:

Office equipment and computers	$57,206	$49,206
Less accumulated depreciation	(15,071)	(4,297)

	$42,135	$44,909

NOTE 4 – DEFERRED REVENUE

On February 7, 2001, the Company granted the licensing rights of Joe’s Brand to Joe’s Jeans, along with the right to market the previously designed product line and existing sales orders, in exchange for 500,000 shares of Joe’s Jeans’ common stock and, if certain sales objectives are reached, a warrant with a four-year term granting the Company the right to purchase 250,000 shares of Joe’s Jeans’ common stock at a price of $1.00 per share.  The sales objectives were not subsequently met and therefore, the warrants were not eligible for exercise.

The Joe’s Jeans’ shares were subsequently distributed to the sole stockholder.  The value of the shares was $480,000 based on the fair value of the shares on February 7, 2001. This value was recorded as deferred revenue which is being amortized over the 10-year term of the license.  For each of the years 2005 and 2006, the Company amortized $48,000 annually of deferred revenue to other revenues, and for the each of the three and nine-month periods ended September 30, 2006 and 2007 (unaudited), the Company amortized $12,000 and $36,000, respectively, of deferred revenue to other revenues.

NOTE 5 – INCOME TAXES

Through December 17, 2006, the Company was taxed as a limited liability company.  All income and losses were passed through to its members and the members reported these amounts on their individual income tax returns.  There was no significant entity level income tax for the Company for Federal and State purposes through such date.

Effective December 18, 2006, the Company reorganized from a limited liability company to a C-corporation under the laws of California.  The Company’s effective income tax rate for the nine-month period ended September 30, 2007 is higher than what would be expected if the federal statutory rate were applied to income from continuing operations primarily because of certain expenses deductible for financial reporting purposes that are not deductible for tax purposes and state income taxes.

NOTE 6 - STOCKHOLDER’S EQUITY

Member’s Capital

Through December 17, 2006, the Company had one member who owned a 100% interest in the LLC.

Common Stock

In connection with the change in legal entity, on December 18, 2006, the Company issued the former member 1,000 shares of common stock.

Receivable From Stockholder

During the nine-month period ended September 30, 2007 (unaudited), the Company advanced cash to its sole stockholder totaling $1,286,521. The advances are non-interest bearing and due upon demand.  The Company offset $572,114 (unaudited) of advances against accrued compensation due to the stockholder during the nine-month period ended September 30, 2007.   As of September 30, 2007, the balance due to the Company is $714,407 (unaudited).

NOTE 7 – RELATED PARTY TRANSACTIONS

Accounts Receivable from Related Parties

See Note 2.

Due to Related Party

The Company receives advances from Joe’s Jeans to be used for operating requirements.  The advances are non-interest bearing and due upon demand.

Lease

For all periods presented, the Company leased space from the sole stockholder of the Company on a month-to-month basis at a fixed rate of $3,100 per month.

Revenues

The Company received royalty payments from Joe’s Jeans in connection with the license agreement entered into on February 7, 2001 (see Note 8).

At the inception of the license agreement, the Company recorded deferred revenue of $480,000 which is being amortized on a straight-line basis over the 10-year term of the license (See Note 4).

Salaries

The Company accrued salary and payroll taxes related to its sole stockholder of $874,170 (unaudited) for the nine-month period ended September 30, 2007 which is included under general and administrative expenses.  During that period, the Company offset $572,114 (unaudited) of accrued salary against loans owed to the Company, resulting in an ending accrual balance of $302,056 (unaudited).

License Expense

In October 2006, the Company and Joe’s Jeans amended the licensing agreement for the reversion of the rights on certain kids products released back to the Company (see Note 8).  Joe’s Jeans receives 5% commission from the Company on subsequent net sales of the released products.  Under this agreement, the Company incurred license expense of $56,486 (unaudited) for the nine-month period ended September 30, 2007, which is recorded in marketing expense. The balance due to Joe’s Jeans as of September 30, 2007 is $32,114 (unaudited) and is included as part of due to related party.

NOTE 8 - LICENSING AGREEMENT

The Company entered into an exclusive licensing agreement with Joe’s Jeans on February 7, 2001 to make, use, sell and distribute apparel products that bear Joe’s Brand label and the right to market previously designed product line and existing sales orders.  Under the terms of the license agreement, Joe’s Jeans is required to pay a royalty of 3% on net sales of the licensed products.

The Company and Joe’s Jeans amended the licensing agreement for the reversion of the rights on certain kids products released back to the Company. Joe’s Jeans receives 5% commission on subsequent net sales of the released products.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Collateral Protection Agreement (“CPA”)

On October 13, 2006, the Company granted CIT Commercial Services, a unit of CIT Group, Inc. (“CIT”), a security interest in Joe’s Brands and executed a non-recourse guaranty in favor of CIT to allow Joe’s Jeans to obtain up to $2,000,000 of additional advances under its inventory security agreement with CIT.  In connection with this security interest and guaranty, Joe’s Jeans reserved a maximum of 6,834,347 shares (“Default Reserve”) of its common stock as collateral for the non-recourse guaranty and security interest, which represents 19.9% of Joe’s Jeans’ total shares outstanding on the date of execution of the CPA.

Under the terms of the CPA, if Joe’s Jeans has not obtained the agreement of CIT within six months from date of execution of the CPA to terminate the CIT Collateral Documents (defined as the security interest agreement and guaranty between the Company and CIT) and release the Company from its obligations including the intellectual property collateral, Joe’s Jeans shall issue 200,000 shares of its common stock as additional consideration to the Company.  In the event that the additional 200,000 shares of common stock are issued to the Company, the Company shall still be entitled to the default shares to the extent that there is a default and the CIT Collateral Documents remain effective.  The Default Reserve (as defined) shall then be reduced by 200,000 shares in the event of the issuance of such number of shares.  On April 13, 2007, the CPA was amended to extend the six-month term to June 30, 2007 and on June 25, 2007, the CPA was amended to extend the term to December 31, 2007.

If after eighteen months from the date of the execution of the CIT Collateral Documents, Joe’s Jeans still has not obtained the agreement of CIT to terminate the CIT Collateral Documents and release the Company from its obligations including the intellectual property collateral, Joe’s Jeans will be required to pay the Company on that date and on the last day of each subsequent calendar quarter, a cash payment of $25,000 for each quarterly period that the CIT Collateral Documents remain in effect.  In the event that this $25,000 payment is received by the Company, the Company is still entitled to the Default Reserve to the extent that there is default and the CIT Collateral Documents remain effective.

On October 25, 2007, the parties mutually agreed to terminate the CPA and as such, there are no further obligations under the agreement.

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of California.  These indemnities include certain agreements with the Company’s officer under which the Company may be required to indemnify such person for liabilities arising out of his employment relationship, and indemnities with Joe’s Jeans against certain liabilities under the merger agreement (see Note 1).  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.